Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as the specified officer of Innovus Pharmaceuticals, Inc. (the “Company”), that, to the best of his knowledge, the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2019 fully complies with the requirements of Section 13 (a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: November 13, 2019

/s/ Bassam Damaj

Bassam Damaj, Ph.D.

President, Chief Executive Officer and Director

(Principal Executive Officer)

Date: November 13, 2019

/s/ Ryan Selhorn

Ryan Selhorn

Vice President, Chief Financial Officer

(Principal Financial Officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.